UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 18, 2008

PORTER BANCORP, INC.
(Exact name of registrant as specified in its charter)

Kentucky	001-33033	61-1142247
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2500 Eastpoint Parkway, Louisville, Kentucky, 40223
(Address of principal executive offices)

(502) 499-4800
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[_]           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_]           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_]           Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14-2(b))

[_]           Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into Material Definitive Agreement.
Item 3.02 Unregistered Sales of Equity Securities.
Item 3.03 Material Modification of the Rights of Security Holders.

On November 21, 2008, Porter Bancorp, Inc. (the “Company”) completed the sale of $35 million of preferred stock and a warrant to purchase common stock to the United States Department of the Treasury (the “U.S. Treasury”) under U.S. Treasury’s Capital Purchase Program under  the Emergency Economic Stabilization Act of 2008 (“EESA”).

The Company issued and sold (1) 35,000 shares of Fixed Rate Cumulative Perpetual Preferred Stock Series A, liquidation preference of $1,000 per share (the “Preferred Shares”), and (2) a ten-year warrant (the “Warrant”) to purchase up to 299,829 shares of the Company’s common stock (“Common Stock”) at an exercise price of $17.51 per share, or an aggregate purchase price of $5.25 million in cash. Cumulative dividends on the Preferred Shares will accrue on the liquidation preference at a rate of 5% per annum for the first five years, and at a rate of 9% per annum thereafter.

The issuance of the Preferred Shares and the Warrant was exempt from registration as a transaction by an issuer not involving any public offering under Section 4(2) of the Securities Act of 1933.  The securities purchase agreement, dated November 21, 2008 (the “Purchase Agreement”), between the Company and the U.S. Treasury, pursuant to which the Preferred Shares and the Warrant were sold, provides that the Company must file a shelf registration statement for the resale of the Preferred Shares, the Warrant and the Common Stock underlying the Warrant.

The Purchase Agreement limits the payment of dividends on the Common Stock to the current quarterly cash dividend of $0.21 per share, limits the Company’s ability to repurchase its Common Stock, and subjects the Company to certain of the executive compensation limitations included in the EESA. You should refer to the documents incorporated herein by reference for a complete description of these limitations.

The Purchase Agreement, the Warrant and the Articles of Amendment to the Company’s Amended and Restated Articles of Incorporation authorizing the Preferred Shares are exhibits to this Report on Form 8-K. The foregoing summary of certain provisions of these documents is qualified in its entirety by reference to them.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As a condition to the closing of the transaction, each of the Company’s Senior Executive Officers (as defined in the Purchase Agreement) executed a waiver voluntarily waiving any claim against the Treasury or the Company for any changes to their compensation or benefits, as required to comply with the regulation issued by the U.S. Treasury under the TARP Capital Purchase Program as published in the Federal Register on October 20, 2008.  The Senior Executive Officers also acknowledged that the regulation may require modification of the compensation, bonus, incentive and other benefit plans, arrangements and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period the U.S. Treasury holds any equity or debt securities of the Company acquired through the Capital Purchase Program.  The form of waiver is an exhibit to this Report on Form 8-K.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On November 18, 2008, the Company filed Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of the Preferred Shares with the Kentucky Secretary of State.  The Articles of Amendment are an exhibit to this Report on Form 8-K and is incorporated by reference into this Item 5.03.

Item 8.01. Other Events.

On November 21, 2008, the Company issued a press release announcing that it completed the sale of the Preferred Shares and Warrant to the U.S. Treasury.  A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description of Exhibit

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated November 18, 2008
4.1	Warrant to purchase up to 299,829 shares of Common Stock, issued on November 21, 2008
10.1	Letter Agreement, dated November 21, 2008 including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury
10.2	Form of Waiver of Senior Executive Officers
99.1	Press Release issued by Porter Bancorp, Inc. on November 21, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: November 24, 2008	Porter Bancorp, Inc.

	By:	/s/ David B. Pierce
David B. Pierce
Chief Financial Officer

EXHIBIT INDEX

Exhibit	Description

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation establishing the terms of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, dated November 18, 2008
4.1	Warrant to purchase up to 299,829 shares of Common Stock, issued on November 21, 2008
10.1	Letter Agreement, dated November 21, 2008 including the Securities Purchase Agreement – Standard Terms incorporated by reference therein, between the Company and the U.S. Treasury
10.2	Form of Waiver of Senior Executive Officers
99.1	Press Release issued by Porter Bancorp, Inc. on November 21, 2008